Exhibit 99.1

Power Integrations Reports First-Quarter Financial Results

Revenues grew 19 percent year-over-year to $104.7 million; GAAP earnings were $0.47 per diluted share; non-GAAP earnings were $0.63 per diluted share

SAN JOSE, Calif.--(BUSINESS WIRE)--April 27, 2017--Power Integrations (Nasdaq:POWI) today announced financial results for the quarter ended March 31, 2017. Results are calculated using the “sell-in” method of revenue recognition on sales to distributors, reflecting the company’s adoption of ASC 606 effective January 1, 2017. Prior-period results have been recast as if ASC 606 had been in effect for those periods.

Net revenues for the first quarter were $104.7 million, an increase of two percent from the prior quarter, and an increase of 19 percent from the first quarter of 2016. Net income was $14.1 million or $0.47 per diluted share, compared to $0.48 per diluted share in the prior quarter and $0.35 per diluted share in the first quarter of 2016.

In addition to its GAAP results, the company provided certain non-GAAP financial measures that exclude stock-based compensation expenses, amortization of intangible assets and the tax effects of these items. Non-GAAP net income for the first quarter was $19.1 million or $0.63 per diluted share, compared with $0.70 per diluted share in the prior quarter and $0.55 per diluted share in the first quarter of 2016.

Commented Balu Balakrishnan, president and CEO of Power Integrations: “We are off to a strong start in 2017 with 19 percent revenue growth in the first quarter. Our growth is being fueled by innovative products such as our InnoSwitch™ ICs, and by multi-year secular trends such as energy-efficiency, faster charging for mobile devices, smarter homes and appliances, LED lighting, renewable energy, and the growing use of battery power in transportation, power tools and other applications. We also have a robust pipeline of new products coming to market over the next several quarters, which we believe will further enhance our competitive positioning and expand our addressable market.”

Additional Highlights

  Power Integrations paid a dividend of $0.14 per share on March 31, 2017. A dividend of $0.14 per share is scheduled to be paid on June 30, 2017, to stockholders of record as of May 31, 2017.
  Power Integrations was issued 13 U.S. patents during the first quarter of 2017.

Financial Outlook

The company issued the following forecast for the second quarter of 2017:

  Revenues are expected to be $107 million plus or minus $3 million.
  GAAP gross margin is expected to be between 48.8 percent and 49.3 percent; non-GAAP gross margin is expected to be between 50 percent and 50.5 percent. (The difference between the expected GAAP and non-GAAP gross margins is composed of approximately 0.9 percentage points from amortization of acquisition-related intangible assets and 0.3 percentage points from stock-based compensation.)
  GAAP operating expenses are expected to be approximately $39 million; non-GAAP operating expenses are expected to be approximately $33.5 million. (Non-GAAP expenses are expected to exclude approximately $5 million of stock-based compensation expenses and $0.5 million of amortization of acquisition-related intangible assets.)

Conference Call Today at 1:30 p.m. Pacific Time

Power Integrations management will hold a conference call today at 1:30 p.m. Pacific time. Members of the investment community can join the call by dialing 1-647-788-4901. The call will also be available on the investor section of the company's website, http://investors.power.com.

About Power Integrations

Power Integrations, Inc. is a leading innovator in semiconductor technologies for high-voltage power-conversion. The company’s products are key building blocks in the clean-power ecosystem, enabling the generation of renewable energy as well as the efficient transmission and consumption of power in applications ranging from milliwatts to megawatts. For more information please visit www.power.com.

Note Regarding Use of Non-GAAP Financial Measures

In addition to the company's consolidated financial statements, which are presented according to GAAP, the company provides certain non-GAAP financial information that excludes stock-based compensation expenses recorded under ASC 718-10, amortization of acquisition-related intangible assets (including in-place lease intangible assets) and the tax effects of these items. The company uses these measures in its financial and operational decision-making and, with respect to one measure, in setting performance targets for compensation purposes. The company believes that these non-GAAP measures offer important analytical tools to help investors understand its operating results, and to facilitate comparability with the results of companies that provide similar measures. These non-GAAP measures have limitations as analytical tools and are not meant to be considered in isolation or as a substitute for GAAP financial information. For example, stock-based compensation is an important component of the company’s compensation mix, and will continue to result in significant expenses in the company’s GAAP results for the foreseeable future, but is not reflected in the non-GAAP measures. Also, other companies, including companies in Power Integrations’ industry, may calculate non-GAAP measures differently, limiting their usefulness as comparative measures.

Note Regarding Forward-Looking Statements

The statements in this press release regarding the company’s forecast for its second-quarter financial performance, and regarding the company’s belief that its pipeline of new products coming to market over the next several quarters will further enhance its competitive positioning and expand its addressable market, are forward-looking statements reflecting management's current expectations and beliefs. These forward-looking statements are based on current information that is, by its nature, subject to rapid and even abrupt change. Due to risks and uncertainties associated with the company's business, actual results could differ materially from those projected or implied by these statements. These risks and uncertainties include, but are not limited to: changes in global macroeconomic conditions, which may impact the level of demand for the company’s products; potential changes and shifts in customer demand away from end products that utilize the company's integrated circuits to end products that do not incorporate the company's products; the effects of competition, which may cause the company to decrease its selling prices for its products; the outcome and cost of patent litigation, which may affect sales of the company’s products or could result in higher expenses and charges than currently expected; unforeseen costs and expenses; and unfavorable fluctuations in component costs or operating expenses resulting from changes in commodity prices and/or exchange rates. In addition, new product introductions and design wins are subject to the risks and uncertainties that typically accompany development and delivery of complex technologies to the marketplace, including product development delays and defects and market acceptance of the new products. These and other risk factors that may cause actual results to differ are more fully explained under the caption “Risk Factors” in the company's most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission (SEC) on February 8, 2017. The company is under no obligation (and expressly disclaims any obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by the rules and regulations of the SEC.

Power Integrations, InnoSwitch and the Power Integrations logo are trademarks or registered trademarks of Power Integrations, Inc.

POWER INTEGRATIONS, INC. CONSOLIDATED STATEMENTS OF INCOME (in thousands, except per-share amounts)

	Three Months Ended
	March 31, 2017	December 31, 2016	March 31, 2016
NET REVENUES	$104,688	$102,436	$88,036

COST OF REVENUES	54,212	52,360	43,548

GROSS PROFIT	50,476	50,076	44,488

OPERATING EXPENSES:
Research and development	16,640	15,766	14,779
Sales and marketing	11,633	11,941	10,740
General and administrative	8,704	8,257	7,850
Amortization of acquisition-related intangible assets	583	584	666
Total operating expenses	37,560	36,548	34,035

INCOME FROM OPERATIONS	12,916	13,528	10,453

Other income, net	506	299	261

INCOME BEFORE INCOME TAXES	13,422	13,827	10,714

PROVISION FOR INCOME TAXES	(677)	(476)	335

NET INCOME	$14,099	$14,303	$10,379

EARNINGS PER SHARE:
Basic	$0.48	$0.49	$0.36
Diluted	$0.47	$0.48	$0.35

SHARES USED IN PER-SHARE CALCULATION:
Basic	29,456	29,196	28,679
Diluted	30,248	29,914	29,244

SUPPLEMENTAL INFORMATION:

Stock-based compensation expenses included in:
Cost of revenues	$143	$417	$90
Research and development	1,634	1,966	1,469
Sales and marketing	1,097	1,260	1,027
General and administrative	2,095	2,025	1,830
Total stock-based compensation expense	$4,969	$5,668	$4,416

Cost of revenues includes:
Amortization of acquisition-related intangible assets	$939	$939	$961

General & administrative expenses include:
Patent-litigation expenses	$1,844	$2,150	$1,159

Other income, net includes:
Amortization of in-place lease intangible assets	$90	$90	$90

REVENUE MIX BY END MARKET
Communications	28%	29%	23%
Computer	4%	6%	6%
Consumer	37%	37%	38%
Industrial	31%	28%	33%

POWER INTEGRATIONS, INC. RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP RESULTS (in thousands, except per-share amounts)

	Three Months Ended
	March 31, 2017	December 31, 2016	March 31, 2016
RECONCILIATION OF GROSS PROFIT
GAAP gross profit	$50,476	$50,076	$44,488
GAAP gross margin	48.2%	48.9%	50.5%

Stock-based compensation included in cost of revenues	143	417	90
Amortization of acquisition-related intangible assets	939	939	961

Non-GAAP gross profit	$51,558	$51,432	$45,539
Non-GAAP gross margin	49.2%	50.2%	51.7%

RECONCILIATION OF OPERATING EXPENSES
GAAP operating expenses	$37,560	$36,548	$34,035

Less: Stock-based compensation expense included in operating expenses
Research and development	1,634	1,966	1,469
Sales and marketing	1,097	1,260	1,027
General and administrative	2,095	2,025	1,830
Total	4,826	5,251	4,326

Amortization of acquisition-related intangible assets	583	584	666

Non-GAAP operating expenses	$32,151	$30,713	$29,043

RECONCILIATION OF INCOME FROM OPERATIONS
GAAP income from operations	$12,916	$13,528	$10,453
GAAP operating margin	12.3%	13.2%	11.9%

Add: Total stock-based compensation	4,969	5,668	4,416
Amortization of acquisition-related intangible assets	1,522	1,523	1,627

Non-GAAP income from operations	$19,407	$20,719	$16,496
Non-GAAP operating margin	18.5%	20.2%	18.7%

RECONCILIATION OF PROVISION FOR INCOME TAXES
GAAP provision for income taxes	$(677)	$(476)	$335
GAAP effective tax rate	-5.0%	-3.4%	3.1%

Tax effect of adjustments to GAAP results	(1,533)	(724)	(301)

Non-GAAP provision for income taxes	$856	$248	$636
Non-GAAP effective tax rate	4.3%	1.2%	3.8%

RECONCILIATION OF NET INCOME PER SHARE (DILUTED)
GAAP net income	$14,099	$14,303	$10,379

Adjustments to GAAP net income
Stock-based compensation	4,969	5,668	4,416
Amortization of acquisition-related intangible assets	1,522	1,523	1,627
Amortization of in-place lease intangible assets	90	90	90
Tax effect of items excluded from non-GAAP results	(1,533)	(724)	(301)

Non-GAAP net income	$19,147	$20,860	$16,211

Average shares outstanding for calculation of non-GAAP income per share (diluted)	30,248	29,914	29,244

Non-GAAP net income per share (diluted)	$0.63	$0.70	$0.55

GAAP income per share	$0.47	$0.48	$0.35

POWER INTEGRATIONS, INC. CONSOLIDATED BALANCE SHEETS (in thousands)

	March 31, 2017	December 31, 2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$46,335	$62,134
Short-term marketable securities	203,753	188,323
Accounts receivable	15,046	6,528
Inventories	51,149	52,564
Prepaid expenses and other current assets	16,770	8,715
Total current assets	333,053	318,264

PROPERTY AND EQUIPMENT, net	105,893	95,296
INTANGIBLE ASSETS, net	29,890	31,502
GOODWILL	91,849	91,849
DEFERRED TAX ASSETS	19,857	11,342
OTHER ASSETS	8,118	6,157
Total assets	$588,660	$554,410

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$37,478	$29,727
Accrued payroll and related expenses	9,146	10,756
Taxes payable	877	729
Other accrued liabilities	3,409	2,734
Total current liabilities	50,910	43,946

LONG-TERM LIABILITIES:
Income taxes payable	2,804	2,639
Deferred tax liabilities	688	820
Other liabilities	4,115	3,921
Total liabilities	58,517	51,326

STOCKHOLDERS' EQUITY:
Common stock	29	28
Additional paid-in capital	182,235	172,875
Accumulated other comprehensive loss	(2,514)	(2,710)
Retained earnings	350,393	332,891
Total stockholders' equity	530,143	503,084
Total liabilities and stockholders' equity	$588,660	$554,410

POWER INTEGRATIONS, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)

	Three Months Ended
	March 31, 2017	December 31, 2016	March 31, 2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$14,099	$14,303	$10,379
Adjustments to reconcile net income to cash provided by operating activities
Depreciation	4,112	4,142	4,315
Amortization of intangible assets	1,612	1,612	1,792
Loss on disposal of property and equipment	38	116	78
Stock-based compensation expense	4,969	5,668	4,416
Amortization of premium on marketable securities	251	71	260
Deferred income taxes	(1,105)	(1,144)	(81)
Increase (decrease) in accounts receivable allowances	-	(96)	89
Change in operating assets and liabilities:
Accounts receivable	(8,518)	6,347	(2,585)
Inventories	1,415	(2,623)	6,269
Prepaid expenses and other assets	(8,234)	(448)	(1,388)
Accounts payable	(2,377)	(1,323)	(1,840)
Taxes payable and other accrued liabilities	(315)	1,117	(1,413)
Net cash provided by operating activities	5,947	27,742	20,291

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(6,403)	(4,124)	(2,095)
Purchases of marketable securities	(61,938)	(66,256)	(45,227)
Proceeds from sales and maturities of marketable securities	46,340	8,295	38,531
Net cash used in investing activities	(22,001)	(62,085)	(8,791)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from issuance of common stock	4,392	4,387	2,957
Repurchase of common stock	-	-	(6,085)
Payments of dividends to stockholders	(4,137)	(3,800)	(3,729)
Net cash provided by (used in) financing activities	255	587	(6,857)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(15,799)	(33,756)	4,643

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	62,134	95,890	90,092

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$46,335	$62,134	$94,735

CONTACT:
Power Integrations, Inc.
Joe Shiffler, 408-414-8528
joe@power.com